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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement
of FelCor Suite Hotels, Inc. on Form S-4 (File No.       ) of our report dated
January 20, 1998, except for Note 14 as to which the date is February 17, 1998, in our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995 and our report dated March 13, 1998, on our audits of the consolidated financial statements of DJONT Operations, L.L.C. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995 which reports are incorporated by reference herein.

                                              /s/ COOPERS & LYBRAND L.L.P.
                                            ------------------------------------
                                                  Coopers & Lybrand L.L.P.

Dallas, TX
April 15, 1998